Exhibit 99.1

NEWS RELEASE
804 EAST GATE DRIVE, SUITE 200, MOUNT LAUREL, NJ 08054
FOR IMMEDIATE RELEASE
InTest Reports Record Quarterly Orders of $49.4 million and EPS of $0.15 on 34% Revenue Growth and 47.7% Gross Margin
•Revenue of $35.1 million, up 34% year-over-year
•Net earnings of $1.9 million, or $0.15 per diluted share, vs. net loss of $0.9 million, or $(0.08) per diluted share, in the prior-year period
•Adjusted EPS (Non-GAAP)1 of $0.18 vs. $(0.02); Adjusted EBITDA (Non-GAAP)1 of $4.4 million vs. $0.4 million
•Orders2 up 31% to a record $49.4 million, led by record back-end Semi orders
•Backlog2 of $59.7 million, up 21% year-over-year
MT. LAUREL, NJ – November 6, 2026 – InTest Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include semiconductor (“Semi”), Auto/EV, Defense/Aerospace, Industrial, Life Sciences, and Safety/Security, today announced financial results for the third quarter of 2026 ended September 30, 2026.
“The third quarter demonstrated the earnings power of our business model when demand, mix, and execution line up,” stated Richard Rogoff, president and CEO. “Demand for back-end semiconductor testing picked up in the quarter, as we expected, driven by customers adding capacity for power, analog, and mixed-signal devices, with new products capturing a meaningful portion of our new orders. At the same time, continued electronification is expanding our opportunities for our test equipment. As advanced processors and electronics run hotter and grow more complex, we believe customer interest in our high-powered chillers and other advanced test products is increasing. Together, we believe these secular trends are enlarging all the markets we serve, and our portfolio is aligned with where demand is heading.
“Orders2 reached a record $49.4 million in the quarter, well ahead of revenue and lifting backlog to $59.7 million, as lead times for test equipment lengthened and customers placed orders earlier,” continued Mr. Rogoff. “Auto/EV orders more than doubled sequentially and Defense/Aerospace orders rose more than 40%, providing us with powerful new opportunities to tap.”

1 Adjusted net earnings (loss), adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.
2 Orders and Backlog are key performance metrics. See “Key Performance Indicators” below for important disclosures regarding InTest’s use of these metrics.
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InTest Reports Third Quarter 2026

November 6, 2026
Third Quarter 2026 Review (see revenue by market and by segments in accompanying tables)

	Three Months Ended
($ in thousands except percentages and per share data)	September 30,	September 30,	Change		June 30,	Change
	2026	2025	$	%	2026	$	%
Revenue	$35,069	$26,236	$8,833	33.7%	$35,313	$(244)	(0.7%)
Gross profit	$16,721	$10,992	$5,729	52.1%	$14,298	$2,423	16.9%
Gross margin	47.7%	41.9%			40.5%
Operating expenses (including intangible amortization & restructuring)	$13,994	$12,185	$1,809	14.8%	$13,935	$59	0.4%
Operating income (loss)	$2,727	$(1,193)	$3,920	328.6%	$363	$2,364	651.2%
Operating margin	7.8%	(4.5%)			1.0%
Net earnings (loss)	$1,856	$(938)	$2,794	297.9%	$474	$1,382	291.6%
Net margin	5.3%	(3.6%)			1.3%
Earnings (loss) per diluted share (“EPS”)	$0.15	$(0.08)	$0.23	287.5%	$0.04	$0.11	275.0%
Adjusted net earnings (Non-GAAP)[1]	$2,290	$(198)	$2,488	1256.6%	$1,091	$1,199	109.9%
Adjusted EPS (Non-GAAP)[1]	$0.18	$(0.02)	$0.20	1000.0%	$0.09	$0.09	100.0%
Adjusted EBITDA (Non-GAAP)[1]	$4,420	$383	$4,037	1054.0%	$2,192	$2,228	101.6%
Adjusted EBITDA margin (Non-GAAP)[1]	12.6%	1.5%			6.2%

Revenue for the third quarter was essentially flat sequentially, down $0.2 million, or 0.7%. Higher Defense/Aerospace, Semi and Industrial revenue largely offset a $6.8 million decline in Auto/EV. Compared to the prior-year period, third quarter revenue increased $8.8 million, or 33.7%. Defense/Aerospace, Semi, Auto/EV and Industrial accounted for $9.9 million of the increase. Life Sciences was the primary offset, down $0.7 million.
Gross margin increased by 720 basis points sequentially to 47.7%, reflecting a shift in product mix toward higher-margin Semi revenue. Compared to the prior-year period, gross margin increased 580 basis points reflecting improvement across all three operating segments.
Operating expenses increased $0.1 million sequentially, primarily reflecting higher general and administrative expenses, partially offset by lower amortization of intangibles. Compared with the prior-year period, operating expenses increased $1.8 million, or 14.8%. The increase reflected higher selling, general and administrative and engineering expenses, primarily in the form of higher payroll, payroll-related costs and higher commissions associated with higher volume. This was partially offset by lower amortization and restructuring costs.
Net earnings for the third quarter were $1.9 million, or $0.15 per diluted share. Adjusted net earnings (Non-GAAP)1 were $2.3 million, or $0.18 adjusted EPS (Non-GAAP)1.
Balance Sheet and Cash Flow Review
Cash and cash equivalents at the end of the third quarter of 2026 totaled $20.9 million, down $1.2 million from the end of the second quarter. During the quarter, we reduced our term debt by $1.0 million from June 30, 2026, and used $0.3 million in operating activities. Capital expenditures were $0.4 million in the third quarter of 2026.
At September 30, 2026, the Company had $30.0 million available under its delayed draw term loan facility and no borrowings under the $10.0 million revolving credit facility. On August 14, 2026, we further amended the facility to extend our ability to draw on the Term Note through August 28, 2028. At September 30, 2026, we were in compliance with all of the covenants included in the Loan Agreement.
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InTest Reports Third Quarter 2026

November 6, 2026
Third Quarter 2026 Orders2 and Backlog2 (see Orders by Market in accompanying tables)

	Three Months Ended
	September 30,	September 30,	Change		June 30,	Change
($ in thousands except percentages)	2026	2025	$	%	2026	$	%
Orders	$49,432	$37,642	$11,790	31.3%	$28,871	$20,561	71.2%
Backlog (at quarter end)	$59,736	$49,267	$10,469	21.2%	$45,373	$14,363	31.7%
Third quarter orders increased both sequentially and year-over-year, led by Semi, where orders of $25.1 million (including record back-end orders) more than doubled from the second quarter and more than tripled from the prior-year period. Semi represented 51% of total orders received in the third quarter. Sequentially, Auto/EV orders rebounded by $5.8 million and Defense/Aerospace orders rose $1.8 million, partially offset by lower Life Sciences orders. Year-over-year, the $17.1 million increase in Semi orders more than offset declines in Auto/EV (down $5.2 million) and Life Sciences (down $0.7 million).
Backlog increased both sequentially and year-over-year, as orders exceeded revenue in the third quarter. Approximately 60% of the backlog is expected to ship beyond the fourth quarter of 2026.
Fourth Quarter 2026 Outlook
For the fourth quarter of 2026, InTest projects revenue to be $34.0 million to $36.0 million, with gross margin of approximately 45%, and operating expenses of $14.2 million to $14.7 million. Amortization expense is expected to be $0.5 million.
Mr. Rogoff concluded, “We expect much of our third-quarter semiconductor order intake to convert to revenue in the first half of 2027, giving us greater revenue visibility into next year. We are also continuing the operational review we began earlier this year, focusing on our cost structure and overhead to enhance the profitability of the business. We approach 2027 with momentum, and our focus is on turning this demand into sustained, profitable growth.”
The foregoing guidance is based on management’s current views with respect to operating and market conditions and customers’ forecasts. Actual results may differ materially from what is provided here today as a result of, among other things, the factors described under “Forward-Looking Statements” below.
Conference Call and Webcast
The Company will host a conference call and webcast today at 8:30 a.m. ET. During the conference call, management will review the financial and operating results and discuss InTest’s corporate strategy and outlook. A question-and-answer session will follow. To listen to the live call, dial (877) 407-0792 or (201) 689-8263. In addition, the webcast and slide presentation may be found at https://www.intest.com/investor-relations.
A telephonic replay will be available from 12:30 p.m. ET on the day of the call through Friday, November 20, 2026. To listen to the archived call, dial (844) 512-2921 or (412) 317-6671 and enter replay pin number 13762890. The webcast replay can be accessed via the investor relations section of https://www.intest.com/, where a transcript will also be posted once available.
About InTest Corporation
InTest Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including both the front-end and back-end of the semiconductor manufacturing industry (“Semi”), Auto/EV, Defense/Aerospace, Industrial, Life Sciences and Safety/Security. Backed by decades of engineering expertise and a culture of operational excellence, InTest solves difficult thermal, mechanical, and electronic challenges for customers worldwide. InTest’s growth strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, customer penetration and market expansion. For more information, visit https://www.intest.com/.
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InTest Reports Third Quarter 2026

November 6, 2026
Non-GAAP Financial Measures
In addition to disclosing results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of adjusted net earnings (loss), adjusted earnings (loss) per diluted share (“adjusted EPS”), adjusted EBITDA, and adjusted EBITDA margin.
The Company defines these non-GAAP measures as follows:
─Adjusted net earnings (loss) is derived by adding acquired intangible amortization, restructuring costs, and the tax effect of the adjusting items, to net earnings (loss).
─Adjusted earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding.
─Adjusted EBITDA is derived by adding acquired intangible amortization, restructuring costs, net interest expense, income tax expense, depreciation, and stock-based compensation expense to net earnings.
─Adjusted EBITDA margin is derived by dividing adjusted EBITDA by revenue.
These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss) and adjusted earnings (loss) per diluted share (“adjusted EPS”) are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization, and restructuring costs as management believes these expenses may not be indicative of our underlying operating performance. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures presented primarily as a measure of liquidity as they exclude non-cash charges for acquired intangible amortization, depreciation and stock-based compensation. In addition, adjusted EBITDA and adjusted EBITDA margin also exclude the impact of restructuring costs, interest income or expense and income tax expense or benefit, as management believes these expenses may not be indicative of our underlying operating performance.
Management’s Use of Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Reconciliations from net earnings (loss) and earnings (loss) per diluted share (“EPS”) to adjusted net earnings (loss) and adjusted earnings (loss) per diluted share (“adjusted EPS”) and from net earnings (loss) and net margin to adjusted EBITDA and adjusted EBITDA margin, are contained in the tables below.
Management believes these Non-GAAP financial measures are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Non-GAAP measures as presented in this press release may differ from and may not be comparable to similarly titled measures used by other companies.
Key Performance Indicators
In addition to the foregoing non-GAAP measures, management uses orders and backlog as key performance metrics to analyze and measure the Company’s financial performance and results of operations. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is calculated based on firm purchase orders we receive for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as they are often leading indicators of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.
Given that each of orders and backlog are operational measures and that the Company’s methodology for calculating orders and backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.
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InTest Reports Third Quarter 2026

November 6, 2026
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management’s current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “continue,” “expects,” “guidance,” “may,” “outlook,” “will,” “plan,” “potential,” “strategy,” “target,” “focus,” “project,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the impact of a material weakness in the Company’s internal controls over financial reporting; the Company’s ability to execute on its VISION 2030 Strategy; realize the potential benefits of acquisitions and successfully integrate any acquired operations; grow the Company’s presence in its key target and international markets; manage supply chain challenges; convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including changes in U.S. and/or foreign trade policy, rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.
Contacts:

InTest Corporation	Investors:
Duncan Gilmour	Jody Burfening / Sanjay M. Hurry
Chief Financial Officer and Treasurer	Alliance Advisors IR
Tel: (856) 505-8999	INTTIR@allianceadvisors.com
Tel: (212) 838-3777

– FINANCIAL TABLES FOLLOW –
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InTest Reports Third Quarter 2026

November 6, 2026
InTest Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenue	$35,069	$26,236	$104,268	$81,003
Cost of revenue	18,348	15,244	58,591	46,982
Gross profit	16,721	10,992	45,677	34,021

Operating expenses:
Selling expense	4,485	3,765	13,202	12,141
Engineering and product development expense	2,541	2,335	7,630	7,028
General and administrative expense	6,369	5,128	18,701	16,704
Amortization of acquired intangible assets	548	841	2,025	2,504
Restructuring costs	51	116	825	645
Total operating expenses	13,994	12,185	42,383	39,022

Operating income (loss)	2,727	(1,193)	3,294	(5,001)
Interest expense	(116)	(95)	(259)	(366)
Other income	55	61	107	768

Earnings (loss) before income tax expense (benefit)	2,666	(1,227)	3,142	(4,599)
Income tax expense (benefit)	810	(289)	629	(829)

Net earnings (loss)	$1,856	$(938)	$2,513	$(3,770)

Earnings (loss) per common share:
Basic	$0.15	$(0.08)	$0.20	$(0.31)
Diluted	$0.15	$(0.08)	$0.20	$(0.31)

Weighted average common shares outstanding:
Basic	12,477,978	12,208,586	12,348,882	12,201,087
Diluted	12,611,568	12,208,586	12,538,378	12,201,087
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InTest Reports Third Quarter 2026

November 6, 2026
InTest Corporation
Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
(In thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,874	$14,216
Restricted cash	—	3,842
Trade accounts receivable, net of allowance for credit losses of $338 and $375, respectively	30,459	25,891
Inventories	28,244	31,580
Prepaid expenses and other current assets	3,203	3,109
Total current assets	82,780	78,638
Property and equipment, net of accumulated depreciation of $10,892 and $10,083, respectively	4,858	4,778
Right-of-use assets, net	7,619	9,098
Goodwill	31,873	32,359
Intangible assets, net	22,343	24,876
Deferred tax assets	490	775
Other assets	457	789
Total assets	$150,420	$151,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,837	$6,062
Current portion of operating lease liabilities	2,074	2,098
Accounts payable	8,255	11,205
Customer deposits and deferred revenue	4,410	6,388
Domestic and foreign income taxes payable	451	—
Accrued expenses and other current liabilities	11,492	10,002
Total current liabilities	31,519	35,755
Operating lease liabilities, net of current portion	5,932	7,402
Long-term debt, net of current portion	679	1,406
Contingent consideration, net of current portion	—	356
Deferred revenue, net of current portion	468	1,055
Other liabilities	1,491	1,716
Total liabilities	40,089	47,690
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 20,000,000 shares authorized; 12,921,433 and 12,570,865 shares issued, respectively; 12,835,148 and 12,488,788 shares outstanding, respectively	129	125
Additional paid-in capital	64,883	59,436
Retained earnings	45,073	42,560
Accumulated other comprehensive earnings	1,268	2,461
Treasury stock, at cost; 86,285 and 82,077 shares, respectively	(1,022)	(959)
Total stockholders’ equity	110,331	103,623
Total liabilities and stockholders’ equity	$150,420	$151,313
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InTest Reports Third Quarter 2026

November 6, 2026
InTest Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$2,513	$(3,770)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	4,678	5,009
Provision for excess and obsolete inventory	413	583
Amortization of deferred compensation related to stock-based awards	1,891	1,212
Deferred income tax expense	333	546
Other non-cash reconciling items	190	(400)
Changes in assets and liabilities:
Trade accounts receivable	(4,942)	9,393
Inventories	2,488	(515)
Prepaid expenses and other current assets	298	(405)
Other assets	(283)	(177)
Operating lease liabilities	(1,587)	(1,536)
Accounts payable	(3,044)	(510)
Customer deposits and deferred revenue	(1,874)	1,206
Domestic and foreign income taxes payable	574	(1,579)
Deferred revenue, net of current portion	(587)	(326)
Accrued expenses and other liabilities	1,669	(394)
Net cash provided by operating activities	2,730	8,337
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,412)	(1,098)
Net cash used in investing activities	(1,412)	(1,098)
CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net of repayments	1,284	(3,852)
Repayments of long-term debt	(3,075)	(3,075)
Proceeds from stock options exercised	3,465	18
Proceeds from shares sold under Employee Stock Purchase Plan	106	90
Settlement of employee tax liabilities in connection with treasury stock transactions	(88)	(17)
Net cash provided by (used in) financing activities	1,692	(6,836)
Effects of exchange rates on cash	(194)	864
Net cash provided by all activities	2,816	1,267
Cash, cash equivalents and restricted cash at beginning of period	18,058	19,830
Cash and cash equivalents at end of period	$20,874	$21,097

Cash and cash equivalents	$20,874	$16,230
Restricted cash	—	4,867
Total cash, cash equivalents and restricted cash at end of period	$20,874	$21,097

Cash (receipts) payments for:
Domestic and foreign income taxes, net of receipts	$(424)	$98
Interest	273	368

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of unvested shares of restricted stock awards	1,775	1,039
Forfeiture of shares of unvested restricted stock awards	(1,473)	(557)
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InTest Reports Third Quarter 2026

November 6, 2026
InTest Corporation
Revenue by Market
(Unaudited)

($ in thousands)	Three Months Ended
	September 30,		September 30,		Change		June 30,		Change
	2026		2025		$	%	2026		$	%
Revenue
Semi	$11,528	32.9%	$9,842	37.5%	$1,686	17.1%	$9,058	25.7%	$2,470	27.3%
Auto/EV	6,669	19.0%	4,964	18.9%	1,705	34.3%	13,440	38.1%	(6,771)	(50.4%)
Defense/Aerospace	7,375	21.0%	2,313	8.8%	5,062	218.8%	3,765	10.7%	3,610	95.9%
Industrial	5,129	14.6%	3,658	13.9%	1,471	40.2%	4,356	12.3%	773	17.7%
Life Sciences	1,181	3.4%	1,930	7.4%	(749)	(38.8%)	2,002	5.7%	(821)	(41.0%)
Safety/Security	598	1.7%	927	3.5%	(329)	(35.5%)	770	2.2%	(172)	(22.3%)
Other	2,589	7.4%	2,602	9.9%	(13)	(0.5%)	1,922	5.4%	667	34.7%
	$35,069	100.0%	$26,236	100.0%	$8,833	33.7%	$35,313	100.0%	$(244)	(0.7%)
* Components may not add up to total due to rounding

Orders by Market
(Unaudited)

($ in thousands)	Three Months Ended
	September 30,		September 30,		Change		June 30,		Change
	2026		2025		$	%	2026		$	%
Orders
Semi	$25,117	50.8%	$8,031	21.3%	$17,086	212.8%	$11,955	41.4%	$13,162	110.1%
Auto/EV	9,363	18.9%	14,580	38.7%	(5,217)	(35.8%)	3,549	12.3%	5,814	163.8%
Defense/Aerospace	6,063	12.3%	6,403	17.0%	(340)	(5.3%)	4,237	14.7%	1,826	43.1%
Industrial	5,050	10.2%	4,670	12.4%	380	8.1%	4,630	16.0%	420	9.1%
Life Sciences	708	1.4%	1,450	3.9%	(742)	(51.2%)	1,512	5.2%	(804)	(53.2%)
Safety/Security	932	1.9%	267	0.7%	665	249.1%	333	1.2%	599	179.9%
Other	2,199	4.4%	2,241	6.0%	(42)	(1.9%)	2,655	9.2%	(456)	(17.2%)
	$49,432	100.0%	$37,642	100.0%	$11,790	31.3%	$28,871	100.0%	$20,561	71.2%
* Components may not add up to total due to rounding
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InTest Reports Third Quarter 2026

November 6, 2026
InTest Corporation
Segment Data
(Unaudited)

	Three Months Ended September 30, 2026
($ in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$16,886	$10,024	$8,159	$—	$35,069
Cost of revenue	8,250	5,911	4,187	—	18,348
Other divisional costs	5,218	2,339	3,008	—	10,565
Division operating income (loss)	3,418	1,774	964	—	6,156
Acquired intangible amortization				548	548
Restructuring costs				51	51
Corporate expenses				2,830	2,830
Operating income (loss)	3,418	1,774	964	(3,429)	2,727
Interest expense				(116)	(116)
Other income				55	55
Earnings (loss) before income tax expense	$3,418	$1,774	$964	$(3,490)	$2,666

	Three Months Ended September 30, 2025
($ in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$12,099	$7,490	$6,647	$—	$26,236
Cost of revenue	6,498	4,566	4,180	—	15,244
Other divisional costs	4,455	2,144	2,565	—	9,164
Division operating income	1,146	780	(98)	—	1,828
Acquired intangible amortization				841	841
Restructuring costs				116	116
Corporate expenses				2,064	2,064
Operating (loss) income	1,146	780	(98)	(3,021)	(1,193)
Interest expense				(95)	(95)
Other income				61	61
(Loss) earnings before income tax (benefit) expense	$1,146	$780	$(98)	$(3,055)	$(1,227)

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InTest Reports Third Quarter 2026

November 6, 2026

	Nine Months Ended September 30, 2026
(in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$55,631	$24,194	$24,443	$—	$104,268
Cost of revenue	30,392	14,832	13,367	—	58,591
Other divisional costs	15,993	6,937	9,038	—	31,968
Division operating income	9,246	2,425	2,038	—	13,709
Acquired intangible amortization				2,025	2,025
Restructuring costs				825	825
Corporate expenses				7,565	7,565
Operating income (loss)	9,246	2,425	2,038	(10,415)	3,294
Interest expense				(259)	(259)
Other income				107	107
Earnings (loss) before income tax expense	$9,246	$2,425	$2,038	$(10,567)	$3,142

	Nine Months Ended September 30, 2025
(in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$39,091	$20,973	$20,939	$—	$81,003
Cost of revenue	21,229	13,263	12,490	—	46,982
Other divisional costs	14,475	6,574	7,941	—	28,990
Division operating income	3,387	1,136	508	—	5,031
Acquired intangible amortization				2,504	2,504
Restructuring costs				645	645
Corporate expenses				6,883	6,883
Operating (loss) income	3,387	1,136	508	(10,032)	(5,001)
Interest expense				(366)	(366)
Other income				768	768
(Loss) earnings before income tax (benefit) expense	$3,387	$1,136	$508	$(9,630)	$(4,599)
-MORE-

InTest Reports Third Quarter 2026

November 6, 2026
InTest Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of Net Earnings (Loss) to Adjusted Net Earnings (Loss) (Non-GAAP) and Earnings (Loss) Per Diluted Share to Adjusted EPS (Non-GAAP):

	Three Months Ended
	September 30,	September 30,	June 30,
(in thousands except per share amounts)	2026	2025	2026
Net earnings (loss)	$1,856	$(938)	$474
Acquired intangible amortization	548	841	699
Restructuring costs	51	116	30
Tax effect of adjusting items	(165)	(217)	(112)
Adjusted net earnings (loss) (Non-GAAP)	$2,290	$(198)	$1,091
Diluted weighted average shares outstanding	12,612	12,209	12,582
Adjusted net earnings (loss) per diluted share:
Net earnings (loss)	$0.15	$(0.08)	$0.04
Acquired intangible amortization	0.04	0.07	0.06
Restructuring costs	—	0.01	—
Tax effect of adjusting items	(0.01)	(0.02)	(0.01)
Adjusted EPS (Non-GAAP)	$0.18	$(0.02)	$0.09
* Components may not add up to total due to rounding

Reconciliation of Net Earnings (Loss) and Net Margin to Adjusted EBITDA (Non-GAAP) and Adjusted EBITDA Margin (Non-GAAP):

	Three Months Ended
	September 30,	September 30,	June 30,
(in thousands except percentage data)	2026	2025	2026
Net earnings (loss)	$1,856	$(938)	$474
Acquired intangible amortization	548	841	699
Net interest expense (income)	3	(18)	(15)
Income tax expense (benefit)	810	(289)	(225)
Depreciation	395	317	386
Restructuring costs	51	116	30
Stock-based compensation	757	354	843
Adjusted EBITDA (Non-GAAP)	$4,420	$383	$2,192
Revenue	$35,069	$26,236	$35,313
Net margin	5.3%	(3.6%)	1.3%
Adjusted EBITDA margin (Non-GAAP)	12.6%	1.5%	6.2%

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